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                                                                    Exhibit 10.6


                               FIRST AMENDMENT TO
                           ENSTAR NATURAL GAS COMPANY
                             THRIFT INVESTMENT PLAN

         WHEREAS, SEAGULL ENERGY CORPORATION, (the "Company") has heretofore adopted the ENSTAR NATURAL GAS COMPANY THRIFT INVESTMENT PLAN (the "Plan"), and

         WHEREAS, Section 13.1 of the Plan provides that the Administrative Committee appointed by the Chief Executive Officer of the Company to administer the Plan (the "Committee") shall have the authority to make any administrative modifications necessary or advisable by the Committee to facilitate the efficient administration of the Plan; and

         WHEREAS, the Committee desires to amend the Plan provision that governs when a Class III Withdrawal can be made. Presently, a member may not make a Class III Withdrawal unless he has had Basic Contributions allocated to his account for at least five years. This amendment allows a member to make a Class III Withdrawal as long as he has been a Member of the Plan for five or more years.

         NOW THEREFORE, the Plan is hereby amended, effective as of January 1, 1989, by deleting Section 8.2 of the Plan and substituting the following therefor:

         "8.2 CLASS III WITHDRAWALS: A Member may, as of any Valuation Date, withdraw an amount equal to all amounts withdrawable pursuant to Section 8.1, plus all amounts withdrawable pursuant to Section 8.3, plus an amount not exceeding the then value of such Member's Company Contribution Account, and for withdrawals in Plan Years beginning before January 1, 1993, less any Company Matching Contributions made to such Account in the twenty-four months immediately preceding such withdrawal. A Member who makes such a withdrawal may not participate in the Plan for a period of twelve months following such withdrawal. A Member may not make a withdrawal pursuant to this Section 8.2 unless he has been a Member of the Plan for at least five years."

As amended hereby, the Plan is specifically ratified and reaffirmed.

Executed this 9th day of June, 1993.

                                           ADMINISTRATIVE COMMITTEE
                                           ENSTAR NATURAL GAS COMPANY
                                           THRIFT INVESTMENT PLAN



                                           BY____________________________
                                             RICHARD F. BARNES, CHAIRMAN
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                            SECOND AMENDMENT TO THE
                           ENSTAR NATURAL GAS COMPANY
                             THRIFT INVESTMENT PLAN

WHEREAS, Seagull Energy Corporation (the "Company") has heretofore adopted the ENSTAR Natural Gas Company Thrift Investment Plan (the "Plan"); and

WHEREAS, Section 13.1 of the Plan provides that the administrative committee appointed by the Chief Executive Officer of the Company to administer the Plan (the "Committee") may make certain amendments to the Plan; and

         WHEREAS, the Committee desires to make such an amendment to the Plan;

         NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1989, by deleting Section 7.4(a) of the Plan and substituting the following therefor:

                 "(a)     Each Member, OR A MEMBER'S SURVIVING SPOUSE WHO HAS
         ELECTED TO DEFER DISTRIBUTION UNDER THE TERMS OF THIS PLAN, shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death designates other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing, and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirements of further consent by the spouse and (C) is witnessed by a Plan representative (other than the Member) or a notary public or
         (2) such consent may not be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable."

                 As amended hereby, the Plan is specifically ratified and reaffirmed.

                 EXECUTED this 20th day of December, 1993.

                          ADMINISTRATIVE COMMITTEE
                          ENSTAR NATURAL GAS COMPANY
                          THRIFT INVESTMENT PLAN

                          BY: _________________________________
                              RICHARD F. BARNES, CHAIRMAN